Exhibit 10.1


                         AMENDMENT NO. 15 AND WAIVER TO
                           LOAN AND SECURITY AGREEMENT


     AMENDMENT NO. 15 AND WAIVER, dated as of October __, 2002 (this "Amendment"), to the LOAN AND SECURITY AGREEMENT, dated as of September 30, 1998 (as amended by AMENDMENT NO. 1, dated as of September, 1999, AMENDMENT NO. 2 AND WAIVER, dated as of September, 1999, AMENDMENT NO. 3, dated as of December 13, 1999, AMENDMENT NO. 4, dated as of January 12, 2000, AMENDMENT NO. 5, dated as of March 24, 2000, AMENDMENT NO. 6, dated as of May 26, 2000, AMENDMENT NO. 7, dated as of July 17, 2000, AMENDMENT NO. 8 AND WAIVER, dated as of August 11, 2000, AMENDMENT NO. 9, dated as of March 30, 2001, AMENDMENT NO. 10, dated as of June 30, 2001, AMENDMENT NO. 11, dated as of December 27, 2001, AMENDMENT NO. 12, dated as of March 27, 2002, AMENDMENT NO. 13 AND WAIVER, dated as of May 20, 2002, and AMENDMENT NO. 14 AND WAIVER, dated as of August 20, 2002, as so amended, the "Loan and Security Agreement"), between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill") and DYNTEK SERVICES, INC., a Delaware corporation, formerly known as TEKINSIGHT SERVICES, INC. and successor by merger to DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation ("Borrower").

                                    Preamble

     Pursuant to the Loan and Security Agreement, Foothill established a revolving line of credit for the benefit of Borrower. Borrower has requested that Foothill agree and, Foothill has agreed, to certain amendments and waivers to the Loan and Security Agreement. Accordingly, Borrower and Foothill hereby agree as follows:

     1. Definitions. All capitalized terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

     2.       Amendments.

          (a) Section 7.20(a) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:


                                    "(a)    EBITDA:  EBITDA, measured at the end
of each calendar quarter, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:


                             Calendar Quarter Ending:                  EBITDA

                             March 31, 2002                          $500,000

                             June 30, 2002                           $550,000

                             September 30, 2002                     $(404,800)

                             December 31, 2002                       $404,600

                             March 31, 2003                          $742,900

                             June 30, 2003                         $1,228,250

                        provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fifth paragraph) hereof for each fiscal year, Borrower and Foothill shall negotiate in good faith to determine the minimum EBITDA as of the end of each calendar quarter covered by such financial projections and, in the event that Borrower and Foothill are unable to agree upon the amounts of such EBITDA on or before the date that is 30 days after the date that Foothill has received such projections, the EBITDA at the end of each calendar quarter of the fiscal year covered by such financial projections shall not be less than $1,228,250;" (b)
Section 7.20(b) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:


                      "(b)    Tangible Net Worth:  Tangible Net Worth, measured
at the end of each calendar quarter, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:


                             Calendar Quarter Ending:        Tangible Net Worth

                             March 31, 2002                   $(21,500,000)

                             June 30, 2002                    $(19,000,000)

                             September 30, 2002               $(22,868,388)

                             December 31, 2002                $(23,079,988)

                             March 31, 2003                   $(22,937,388)

                             June 30, 2003                    $(22,241,638)

                        provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fifth paragraph) hereof for each fiscal year, Borrower and Foothill shall negotiate in good faith to determine the minimum Tangible Net Worth as of the end of each calendar quarter covered by such financial projections and, in the event that Borrower and Foothill are unable to agree upon the amounts of such Tangible Net Worth on or before the date that is 30 days after the date that Foothill has received such projections, the Tangible Net Worth at the end of each calendar

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

quarter of the fiscal year covered by such financial projections shall not be less than the required amount set forth in the following table for the applicable period set forth opposite thereto:


                             Calendar Quarter Ending:        Tangible Net Worth

                             September 30, 2003              $(21,000,000)

                             December 31, 2003               $(20,000,000)

                             March 31, 2004                  $(19,000,000);"

     (c) Section 7.20(d) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

             "(d)    Interest Coverage Ratio.  Interest Coverage Ratio, measured at the end of each calendar quarter of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

                             Calendar Quarter Ending:    Interest Coverage Ratio

                             March 31, 2002                   3.0:1.0

                             June 30, 2002                    3.0:1.0

                             September 30, 2002              (2.25):1.0

                             December 31, 2002                1.5:1.0

                             March 31, 2003                   2.06:1.0

                             June 30, 2003                    3.41:1:0

                        provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fifth paragraph) hereof for each fiscal year, Borrower and Foothill shall negotiate in good faith to determine the Interest Coverage Ratio as of the end of each calendar quarter covered by such financial projections and, in the event that Borrower and Foothill are unable to agree upon such Interest Coverage Ratio on or before the date that is 30 days after the date that Foothill has received such projections, the Interest Coverage Ratio for the applicable period measured at the end of each calendar quarter of the fiscal year covered by such financial projections shall not be less than 3:41 to 1:0."


3. Waivers.

(a) Effective as of the Amendment Effective Date (as defined below), and in reliance upon the representations and warranties of Borrower set forth in the Loan and Security Agreement, this Amendment and the other Loan Documents, Foothill hereby waives any Event of Default that would otherwise arise under
Section 8.2 of the Loan and Security Agreement resulting from any noncompliance by Borrower solely with respect to:


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


                       (i) the provisions of Section 7.20(a) of the Loan and Security Agreement by reason of Borrower's failure to maintain EBITDA of at least $550,000 for the calendar quarter ended June 30, 2002; and

                      (ii) the provisions of Section 7.20(d) of the Loan and Security Agreement by reason of Borrower's failure to maintain the Interest Coverage Ratio of at least 3.0:1.0 for the calendar quarter ended June 30, 2002.


     (b) The waivers set forth above shall be specifically limited to the periods indicated herein and to the matters expressly covered thereby, and shall not by implication or otherwise limit, impair, constitute a consent to or waiver of or otherwise affect the rights or remedies of Foothill under the Loan and Security Agreement or any other Loan Document. Foothill's granting of such waivers shall not be construed as an indication that any future waiver of financial covenants or any other provision of the Loan and Security Agreement will be consented to, it being understood that the granting or denying of any consent or waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of Foothill.

4. Conditions and Covenants. This Amendment shall become effective only upon the satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

     (a)   The representations and warranties contained in this Amendment and in
Section 5 of the Loan and Security Agreement and each other Loan Document shall be correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

     (b) Foothill shall have received two (2) counterparts of this Amendment, duly executed by Borrower and the Parent.

     (c) All legal matters incident to this Amendment shall be reasonably satisfactory to Foothill and its counsel.

     (d) Foothill shall have received a nonrefundable fee of $25,000 in consideration of the execution and delivery by Foothill of this Amendment.

5. Representations and Warranties. Borrower hereby represents and warrants to Foothill as follows:


(a) Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.


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

(b) The execution, delivery and performance of this Amendment by Borrower, and the performance by Borrower of the Loan and Security Agreement, as amended hereby (i) have been duly authorized by all necessary corporate action,
(ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

(c) This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person is required in connection with the due execution, delivery and performance by Borrower of this Amendment and the performance by Borrower of the Loan and Security Agreement, as amended hereby.

(e) The representations and warranties contained in Section 5 of the Loan and Security Agreement and each other Loan Document are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date or will result from this Amendment becoming effective in accordance with its terms.

6. Continued Effectiveness of the Loan and Security Agreement and Loan Documents. Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "therein", "thereunder", "hereunder", "herein", "hereof" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment, (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects and (iii) confirms that Foothill is authorized, at its option, without prior notice to Borrower, to charge any fee payable by Borrower pursuant to Section 4(d) of this Amendment to Borrower's Loan Account.

7.       Miscellaneous.


(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed

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

counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

     (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     (c) This Amendment shall be governed by and construed in accordance with, the laws of the State of New York.

     (d) Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.



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

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.


                                                  DYNTEK SERVICES, INC.,
                                                  a Delaware corporation


                                                  By:
                                                    ----------------------------
                                                        Name:
                                                        Title:


                                                  FOOTHILL CAPITAL CORPORATION,
                                                  a California corporation


                                                  By:
                                                     ---------------------------
                                                         Name:
                                                         Title:



Acknowledged and Agreed upon
as of this ____ day of October, 2002

DYNTEK, INC.,
a Delaware corporation


By:
         -----------------------------------
         Name:
         Title: